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Andrew Barwicki
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MacKenzie Realty Capital Provides Business Update

Orinda, Calif., (February 13, 2025) – MacKenzie Realty Capital, Inc. (Nasdaq: MKZR) (“MacKenzie” or the “Company”) provided a business update on February 13, 2025.

MacKenzie announces completion of Aurora at Green Valley offering

MacKenzie today announced that it has completed the $10 million equity raise for its “Aurora at Green Valley” development.  Aurora is currently ahead of schedule, and based upon the current rate of contingencies, under budget.  Aurora is a 72-unit luxury apartment community located in Fairfield, CA.  The first residential units are scheduled to be delivered in July 2025.

MacKenzie announces launch of its second multi-family development offering

MacKenzie today announced that upon the successful closing of its first multi-family development offering, “Aurora at Green Valley,” we are preparing to launch our second multi-family development offering, “Blue Ridge at Suisun Valley.”  Blue Ridge will be an 84-unit luxury multi-family community in one of the fastest growing counties in California.

Please note that this press release is not an offer to sell, nor a solicitation of an offer to buy, any securities, nor shall there be any sale of securities in any state or jurisdiction in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. Any offers of the securities will be made only by means of a private offering memorandum.

MacKenzie benefits by being in the right place at the right time - California Forever announcement

MacKenzie believes that the recent news involving California Forever and Suisun City validates its focus on growth-oriented communities.  With Suisun City potentially annexing territory that will increase its size by up to 20 times its current area, the Company believes this news could be transformational for the Company. As one of the larger owners of commercial real estate in Solano County, MacKenzie is excited about the future growth prospects for its current properties as well as those in development.

Among other premier assets in Solano County, MacKenzie owns One Harbor Center, the pre-eminent office location in Suisun, and boasts California Forever as one of its tenants at its Green Valley property.  With the expected influx of builders, engineers, consultants, lobbyists and the like, MacKenzie expects One Harbor Center to be fully occupied for an extended period.

Robert Dixon, president of MacKenzie, stated “We are pleased with the pro-growth, sustainable future that Solano County is embracing and look forward to continuing to work with Suisun City and California Forever.  Our Aurora at Green Valley project is exemplary of this focus on walkability, with 72 luxury apartment homes located less than one block from a top-rated elementary school, a Starbucks, a Safeway, a Costco, a dry cleaner, a salon, a park, and several restaurants.”

“Our next project, Blue Ridge at Suisun Valley, will be similarly focused with 84 luxury apartment homes across the street from Solano Community College and childcare services.”

About California Forever:  The California Forever project is proposing to build a new city in Southeastern Solano County, with well-paid jobs in new industries, affordable homes in safe walkable neighborhoods, and new sources of clean energy for the region.  Read more at californiaforever.com.

About MacKenzie Realty Capital, Inc.
MacKenzie, founded in 2013, is a West Coast-focused REIT that intends to invest at least 80% of its total assets in real property, and up to a maximum of 20% of its total assets in illiquid real estate securities.  We intend for the real property portfolio to be approximately 50% multifamily and 50% boutique class A office. The Company has paid a dividend every year since inception. The current portfolio includes interests in 4 multifamily properties and 8 office properties plus 2 multifamily developments.

For more information, please contact MacKenzie at (800) 854-8357. Please visit our website at: http://www.mackenzierealty.com

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, among others, our ability to remain financially healthy, and our expected future growth prospects. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory,” “focus,” “work to,” “attempt,” “pursue,” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. For a further discussion of factors that could cause our future results, performance, or transactions to differ significantly from those expressed in any forward-looking statement, please see the section titled “Risk Factors” in annual reports on Form 10-K and quarterly reports on Form 10-Q that we file with the Securities and Exchange Commission from time to time.

89 Davis Road, Suite 100 • Orinda, California 94563 • Toll-Free (800) 854-8357 • Local (925) 631-9100 • www.mackenzierealty.com